UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2011, PositiveID Corporation, a Delaware corporation (the “Company”), entered into the First Amendment to Stock Purchase Agreement (the “First Amendment”) with MicoFluidic Systems, a California corporation (“MicroFluidic”), and the individuals listed on the signature page thereto (the “Sellers”).  The First Amendment amends the Stock Purchase Agreement, dated May 9, 2011, among the Company, MicroFluidic, and the Sellers (the “Acquisition”) to change the formula used in calculating the stock consideration to be paid to Sellers at closing and to amend the form of non-competition, non-solicitation and employment agreement attached as an exhibit to the Stock Purchase Agreement.

Prior to the execution of the First Amendment, the Company was to issue (i) shares of Company common stock, par value $0.01 per share (“Shares”), equal to an aggregate of $500,000 divided by the price per Share equal to an average of the individual daily volume-weighted average price over the ten trading days preceding the applicable issuance date (the “VWAP Price”) to two of the Sellers in exchange for the cancellation of loans made to MicroFluidic; and (ii) Shares pro rata to the Sellers equal to $450,000 divided by the VWAP Price.  The First Amendment replaces the VWAP Price for a fixed price of $0.40.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 23, 2011, the Company completed the Acquisition.  As consideration for the consummation of the Acquisition, the Company paid $250,000 to fund certain accounts payable of MicroFluidic and issued 2,375,000 Shares (the “Stock Consideration”).

In connection with the Acquisition, the Company is also required to make certain earn-out payments, up to a maximum of $7 million in Shares at the applicable VWAP Price (the “Earn-Out Shares”), upon certain conditions specified in Section 1.2(d) of the Purchase Agreement over the next three years (the “Earn-Out Payment”); provided, however, that the Company is prohibited from making any Earn-Out Payment until stockholder approval is obtained if the aggregate number of Shares to be issued, under the Nasdaq Marketplace  rules, exceed 19.99% of the Company’s common stock outstanding immediately prior to the closing.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 12, 2011. A copy of the First Amendment is attached hereto as Exhibit 2.1. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.

The Company announced the completion of the Acquisition in a press release of the Company, dated May 24, 2011, a copy of which is attached as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The Company issued the Stock Consideration and agreed to issue the Earn-Out Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 7.01.  Regulation FD Disclosure.

On May 24, 2011, the Company issued a press release announcing the closing of the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired*

(b) Pro forma financial information*

*Financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than
   August 2, 2011.

(d) Exhibits

Exhibit No.	Description

2.1	First Amendment to Stock Purchase Agreement, dated May 23, 2011, among PositiveID Corporation, MicroFluidic Systems and the individuals named therein.

99.1	Press Release, dated May 24, 2011, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: May 25, 2011

/s/ William J. Caragol

William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Stock Purchase Agreement, dated May 23, 2011, among PositiveID Corporation, MicroFluidic Systems and the individuals named therein.

99.1	Press Release, dated May 24, 2011, issued by the Company.

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